UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 25, 2023

KINNATE BIOPHARMA INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39743	82-4566526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 Montgomery Street, Suite 150
The Presidio of San Francisco
San Francisco, CA 94129
(Address, including zip code, of Registrant’s principal executive offices)

(858) 299-4699
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KNTE	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2023 and effective as of March 1, 2023, the Board of Directors (the “Board”) of Kinnate Biopharma Inc. (the “Company”) appointed Jill DeSimone to the Board.  Ms. DeSimone will serve as a Class II director, with a term expiring at the Company’s 2025 annual meeting of the stockholders, and serve as a member of the Audit Committee and Compensation Committee of the Board.

In accordance with the Company’s Outside Director Compensation Policy (the “Director Compensation Policy”), a copy of which was filed as Exhibit 10.14 to the Company’s Registration Statement on Form S-1/A (File No. 333-250086) filed with the SEC on November 30, 2020, Ms. DeSimone is eligible to participate in the Company’s standard compensation arrangements for non-employee directors which consists of cash and equity compensation for service on the Board and, if applicable, committees of the Board.  Pursuant to the Director Compensation Policy, Ms. DeSimone is entitled to $35,000 in annual cash compensation for service on the Board, $7,500 in annual cash compensation for service on the Audit Committee and $5,000 in annual cash compensation for service on the Compensation Committee.  In addition, in accordance with the Director Compensation Policy, upon her appointment to the Board, Ms. DeSimone will be automatically granted an initial stock option to purchase 40,501 shares of the Company’s common stock under the Company’s 2020 Equity Incentive Plan.  One thirty-six (1/36th) of the shares subject to this stock option will vest on a monthly basis beginning on April 1, 2023 and subject to Ms. DeSimone’s continued service through each vesting date in accordance with the Director Compensation Policy.

The Company will enter into its standard form of indemnification agreement with Ms. DeSimone, a copy of which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-250086) filed with the SEC on November 13, 2020.

There is no arrangement or understanding between Ms. DeSimone and any other person pursuant to which Ms. DeSimone was selected as a member of the Board, and Ms. DeSimone is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the appointment of Ms. DeSimone as a director is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated January 26, 2023.

104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINNATE BIOPHARMA INC.

	By:	/s/ Nima Farzan
Nima Farzan
President and Chief Executive Officer

Date: January 26, 2023